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                                   FORM 8-KA


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):          May 2, 1996
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                            STELAX INDUSTRIES, LTD.
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             (Exact name of registrant as specified in its charter)



     British Columbia                  0-18052                    NONE
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(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


4004 Beltline Road, Suite 107, Dallas, Texas                      75244
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(Address of principal executive offices)                        (Zip Code)


(972) 233-6041
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Registrant's telephone number, including area code


                                      NONE
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        (Former name or former address, if changed since last report).



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 2, 1996, the Registrant's prior accountant, Ray, Dahl & Associates, L.L.P., (the "Prior Accountant") was dismissed as a result of the engagement on that date of Ernst &Young LLP. The Prior Accountant's report on the financial statements for the prior two years did not contain an adverse opinion nor a disclaimer of opinion nor was such report qualified or modified as to uncertainty, audit scope or accounting principles except as follows: the Prior Accountant's report on the financial statements for the year ended March 31, 1995 contained an explanatory paragraph addressing the Registrant's ability to continue as a going concern due to recurring losses and a net capital deficiency as of such date. The decision to change accountants from the Prior Accountant to Ernst & Young LLP was approved by the Board of Directors of the Registrant.

         During the Registrant's two most recent fiscal years, any subsequent interim reporting period and through the date preceding the date of dismissal of the Prior Accountant, there were no disagreements with the Prior Accountant on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Prior Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         The Registrant engaged Ernst & Young LLP effective May 2, 1996.


ITEM 7.  FINANCIAL STATES AND EXHIBITS.

Exhibit 16.1   Letter from Prior Accountant, filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STELAX INDUSTRIES, LTD.



                                        /s/ Harmon S. Hardy, Jr.
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Date: May  15 , 1997                        Harmon S. Hardy, Jr., President
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
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 16.1         Letter from  prior Accountant, filed herewith.